UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland Maryland	001-32336 000-54023	26-0081711 20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On July 11, 2014, we issued an aggregate of 134,974 shares (the “Shares”) of common stock, par value $0.01 per share of Digital Realty Trust, Inc. (the “company”) in exchange for $5,236,377.83. The Shares were issued to Davis Real Estate Fund, Davis Real Estate Portfolio and Shelby Cullom Davis Charitable Fund, Inc. (collectively, the “Davis Shareholders”).

The Davis Shareholders were holders of Digital Realty Trust, L.P.’s (the “operating partnership’s”) 5.50% Exchangeable Senior Debentures due 2029 (the “Notes”). The Davis Shareholders had the right to exchange the Notes for shares of the company’s common stock, but inadvertently failed to exercise such rights. As a result, the Notes were redeemed by the operating partnership for cash (the “Redemption”).

We agreed to issue the Shares to the Davis Shareholders in exchange for the consideration that the Davis Shareholders received in the Redemption, effectively putting the Davis Shareholders in the same place as if they had originally exercised their rights to exchange their Notes for the Shares. As such, for U.S. federal and state income tax purposes, we are treating the issuance of the Shares as an exchange of the Notes owned by the Davis Shareholders for the Shares.

The Shares were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The sale of the Shares did not involve a public offering and was made without general solicitation or advertising. The Davis Shareholders represented that, among other things, they were knowledgeable and experienced in financial and business matters so as to be capable of evaluating the merits and risks of investment in the Shares, they were afforded full access to information regarding our business, including reports filed with the Securities and Exchange Commission, they were acquiring the Shares for their own accounts, they understood that the Shares are subject to restrictions on transfer and that they are each individually a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act.

The issuance of the Shares has not been registered under the Securities Act, or any state securities laws, and the Shares may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. Pursuant to the share purchase agreements, we have agreed to register the resale of the Shares by the Davis Shareholders. A copy of the purchase agreements among each of the Davis Shareholders, our operating partnership and the company are attached as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K.

In connection with the issuance of the Shares, the operating partnership issued to the company 134,974 common units in exchange for the Shares. The operating partnership issued the common units to the company in reliance on the exemption from registration provided by Section 4(2) of the Securities Act, based on the company’s status as a publicly traded NYSE-listed company with over $9 billion in total consolidated assets and as its majority owner and general partner.

Item 8.01 Other Events.

On July 11, 2014, we filed a prospectus supplement with the Securities and Exchange Commission pursuant to our shelf registration statement and related prospectus on Form S-3 (File No. 333-163505) registering the resale of the Shares. In connection with the filing of the prospectus supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of Venable LLP regarding the validity of the Shares.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

4.1	Share Purchase Agreement, dated July 11, 2014, by and among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Davis Real Estate Fund, a Maryland regulated investment company.

4.2	Share Purchase Agreement, dated July 11, 2014, by and among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Davis Real Estate Portfolio, a Maryland regulated investment company.

4.3	Share Purchase Agreement, dated July 11, 2014, by and among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Shelby Cullom Davis Charitable Fund, Inc., a Delaware not for profit corporation.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 11, 2014

Digital Realty Trust, Inc.

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc., its general partner

By:	/s/ Joshua A. Mills
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Share Purchase Agreement, dated July 11, 2014, by and among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Davis Real Estate Fund, a Maryland regulated investment company.

4.2	Share Purchase Agreement, dated July 11, 2014, by and among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Davis Real Estate Portfolio, a Maryland regulated investment company.

4.3	Share Purchase Agreement, dated July 11, 2014, by and among Digital Realty Trust, L.P., Digital Realty Trust, Inc. and Shelby Cullom Davis Charitable Fund, Inc., a Delaware not for profit corporation.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).